 Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
pair Networks, Inc.

We have audited the accompanying consolidated balance sheets of pair Networks, Inc. and subsidiary as of December 31, 2016 and 2015, and the related consolidated statements of income and retained earnings, and cash flows for each of the years in the two-year period ended December 31, 2016. These financial statements are the responsibility of the entity's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of pair Networks, Inc. and subsidiary as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The consolidated summaries of operating expenses have been subjected to audit procedures performed in conjunction with the audit of pair Networks, Inc.’s financial statements. The consolidated summaries of operating expense is the responsibility of the entity’s management. Our audit procedures included determining whether the consolidated summaries of operating expenses reconciles to the financial statements and performing procedures to test the completeness and accuracy of the information presented in the consolidated summaries of operating expenses. In forming our opinion on the consolidated summaries of operating expenses, we evaluated whether the consolidated summaries of operating expenses, including its form and content, is presented in conformity with accounting principles generally accepted in the United States of America. In our opinion, the consolidated summaries of operating expenses is fairly stated, in all material respects, in relation to the financial statements as a whole.

As discussed in Note 3 to the consolidated financial statements, the retained earnings as of January 1, 2015, has been restated to correct a misstatement relating to the recognition of revenue. Our opinion is not modified with respect to this matter.

/s/GOFF BACKA SLFERA & COMPANY, LLC

GOFF BACKA ALFERA & COMPANY, LLC
Pittsburgh, Pennsylvania
October 31, 2017

pair Networks, Inc. and Subsidiary

Consolidated Financial Statements
Years Ended December 31, 2016 and 2015

pair Networks, Inc. and Subsidiary Consolidated Financial Statements Years Ended December 31, 2016 and 2015

Table of Contents

Page
Consolidated Balance Sheets	1
Consolidated Statements of Income and Retained Earnings	2
Consolidated Statements of Cash Flows	3
Notes to the Consolidated Financial Statements	4-15
Supplementary information:
Consolidated Summaries of Operating Expenses	17

pair Networks, Inc. and Subsidiary
Consolidated Balance Sheets
December 31, 2016 and 2015

Assets

	2016	2015

Current Assets
Cash and Cash Equivalents	$756,076	$755,417
Accounts Receivable	90,826	130,701
Prepaid Domain Name Registry Fees	574,062	593,269
Prepaids and Other Current Assets	74,209	100,103
Total Current Assets	1,495,173	1,579,490
Fixed Assets, Net	3,281,581	3,890,465
Other Assets
Note Receivable - Stockholder	13,652,102	13,978,000
Prepaid Domain Name Registry Fees, Net of Current Portion	684,819	729,538
Other Assets	2,314	5,479
Total Other Assets	14,339,235	14,713,017
Total Assets	$19,115,989	$20,182,972
Liabilities and Stockholder's Equity
Current Liabilities
Accounts Payable	$130,723	$173,059
Current Portion of Deferred Revenue	3,107,461	3,329,797
Accrued Payroll, Related Taxes and Withholdings	384,682	331,254
Current Portion of Notes Payable and Capital Lease	495,778	461,746
Other Current Liabilities	20,691	23,084
Total Current Liabilities	4,139,335	4,318,940
Long Term Liabilities
Deferred Revenue, Net of Current Portion	1,295,743	1,363,294
Notes Payable, Net of Current Portion	300,178	670,329
Capital Lease, Net of Current Portion	143,061	208,752
Total Long Term Liabilities	1,738,982	2,242,375
Total Liabilities	5,878,317	6,561,315
Stockholder's Equity
Common stock, no par value, 1,000,000 shares authorized, 800,000 shares issued & outstanding	25,100	25,100
Retained Earnings	13,212,572	13,596,557
Total Stockholder's Equity	13,237,672	13,621,657
Total Liabilities and Stockholder's Equity	$19,115,989	$20,182,972

The accompanying notes are an integral part of the consolidated financial statements.

pair Networks, Inc. and Subsidiary
Consolidated Statements of Income and Retained Earnings
Years Ended December 31, 2016 and 2015

	2016	2015
Income
Sales, Net	$12,233,107	$12,916,831
Less: Operating Expenses (See Summaries)	10,799,382	11,526,483
Operating Income	1,433,725	1,390,348
Other Income (Expenses)
Interest Income	2,410	1,713
Interest Income - Shareholder	100,652	64,087
Legal Settlement	-	(6,313)
Capital Gains	53	-
Referral Fees	9,649	11,349
Cost of Abandoned Transaction	(190,000)
Interest Expense	(42,990)	(49,290)
Gain on Sale of Asset		5,859
Miscellaneous Income (Expenses)	2,766	(76)

Total Other Income (Expenses)	(117,460)	27,329
Net Income	1,316,265	1,417,677
Retained Earnings - Beginning
(As Restated for 2015)	13,596,557	15,770,555
Distributions	(1,700,250)	(3,591,675)
Retained Earnings - Ending	$13,212,572	$13,596,557

The accompanying notes are an integral part of the consolidated financial statements.

pair Networks, Inc. and Subsidiary
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2016 and 2015

	2016	2015
Cash Flows from Operating Activities
Net Income	$1,316,265	$1,417,677
Adjustments to Reconcile Net Income to Net Cash
Provided by (Used in) Operating Activities:
Depreciation	903,615	1,296,218
(Gain) / Loss on Sale of Asset		(5,859)
Changes in Assets and Liabilities:
Accounts Receivable (Increase) Decrease	39,875	23,236
Prepaids and Other Assets (Increase) Decrease	92,985	76,865
Accounts Payable Increase (Decrease)	(42,336)	31,525
Deferred Revenue Increase (Decrease)	(289,888)	(190,893)
Accrued Expense and Other Liabilities Increase (Decrease)	51,035	(88,459)
Total Adjustments	755,286	1,142,633
Net Cash Provided by (Used in) Operating Activities	2,071,551	2,560,310
Cash Flows Provided by (Used in) Investing Activities
Repayment of Note Receivable - Stockholder, Net	325,898	263,586
Purchase of Property and Equipment	(213,039)	(333,266)
Proceeds from the Sale of Assets		7,000
Advances to SkiPunk, LLC		(361,807)
Net Cash Provided by (Used in) Investing Activities	112,859	(424,487)
Cash Flows from Financing Activities
Proceeds from Bank Loan		300,000
Repayments of Bank Loans	(421,178)	(380,248)
Designated Principal Payments on Capital Lease	(62,323)	(61,249)
Stockholder's Distributions	(1,700,250)	(2,135,705)
Net Cash Provided by (Used in) Financing Activities	(2,183,751)	(2,277,202)
Net Increase (Decrease) in Cash and Cash Equivalents	659	(141,379)
Cash and Cash Equivalents at Beginning of Year	755,417	896,796
Cash and Cash Equivalents at End of Year	756,076	$755,417
Additional Information
Interest Paid	$43,331	$48,411

Supplemental Schedule of Non-cash Activities

In 2016 equipment costing $81,691 was purchased through an equipment finance company loan (See Note 7)

In 2015 equipment costing $332,324 was obtained and financed through a capital lease (See Note 8).

In 2015, as described in Note 13, a balance of $1,455,970 was transferred from Advance to Ski Punk, LLC and recorded as a Stockholder's Distribution.

The accompanying notes are an integral part of the consolidated financial statements.

pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 1    Organization and Operations

pair Networks, Inc. and subsidiary (the Company) provides web hosting services and domain name registrations for entities in the United States and abroad. Services include shared web hosting, e-commerce, fully-managed virtual private and dedicated servers, customer self-managed dedicated servers, domain-name registration, co-location and content-delivery networks.

The Company began operations in August 1995. It incorporated in the state of Pennsylvania in August 1998. For income tax purposes, it is recognized as an S Corporation for both Federal and state purposes.

Ryousha Kokusai, LLC (d/b/a pair International), a wholly owned single-member limited liability company subsidiary of pair Networks, Inc., was formed on January 1, 2015. The sales to European Union countries subject to the Value Added Tax (VAT) in Europe are recorded and handled through this LLC. For income tax purposes, this LLC is treated as a disregarded entity.

The Company's principal operations are conducted at a site in Pittsburgh, PA. It also has an operating site located in Denver, CO and remote site back-up location in Pittsburgh, PA. Approximately 79% of revenues are generated from customers in the United States. The remainder is split up internationally among approximately 150 countries. No single customer accounts for more than 1% of sales.

Note 2    Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements include the accounts of pair Networks, Inc. and its wholly-owned subsidiary Ryousha Kokusai, LLC. All significant intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents

The Company considers all demand deposits and money market funds with an original maturity of three months or less to be cash equivalents.

Concentration of Risk

The majority of the Company's cash and cash equivalents are maintained at one financial institution, the balance of which normally exceeds federally insured limits. The Company does not believe that it is exposed to any significant credit risk because of this situation.

pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 2    Summary of Significant Accounting Policies (Cont.)

Accounts Receivable, Revenue Recognition and Allowance for Doubtful Accounts

The Company recognizes revenue when there is persuasive evidence that an arrangement exits, the service period has elapsed or the product has been delivered and collection is reasonably assured.

Web Hosting - Services are provided for a specific contract period and are usually paid for in advance of that service period. The consideration received is recorded as deferred revenue at the time of the sale and recognized as income ratable over the service period.

Domain Name Registration - These registrations are sold to customers and provide the customer with exclusive used of a domain name for a specific period, usually one to ten years. Payments for the full term of the registration are paid for in advance and are recorded as deferred revenue and then recognized as earned ratably over the term of the registration period. Domain registration fees are non-refundable.

An allowance for doubtful accounts is not provided for by the Company because it is considered to be immaterial. As accounts are deemed uncollectable, they are written off against sales.

Prepaid Domain Name Registry Fees

Prepaid domain name registry fees represent amounts charged by a registry at the time a domain is registered or renewed. These amounts are amortized and expensed over the same period revenue is recognized for the related domain registration contracts.

Internally Developed Software

The Company internally developed much of the software necessary to operate the business and account for customer activity, including new customer sign-up, initiating and terminating service, billing, collection, etc. A significant portion of this software was developed early on in the startup phase of the Company, including a period prior to the incorporation of the business.

Generally Accepted Accounting Standards normally requires that costs (mainly labor), associated with the development of software applications, be capitalized and amortized over an estimated useful life. Post-implementation costs, normally maintenance and minor upgrades, are to be expensed when incurred.

pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 2  Summary of Significant Accounting Policies (Cont.)

Internally Developed Software (Cont.)

The Company's policy has been to expense, rather than capitalize, the cost to develop internal use software. In 2016, 2015 and in the previous five years, the Company believes that software development costs that would require capitalization would have been insignificant and that the vast majority of software development costs in those years would have been post implementation costs that would not require capitalization.

Equipment and Property

Equipment and property are stated at cost. Depreciation is provided for on a straight-line basis over the following estimated useful lives:

Equipment	5 to 10 years
Leasehold Improvements	39 to 40 years
Software	3 years
Furniture & Fixtures	7 to 10 years

Expenditures for maintenance and repairs are charged against earnings in the year incurred. Expenditures for any equipment individually costing less than $500 are expensed in the year incurred.

Paid Time Off (PTO)

PTO (vacation and sick days) vests with the employee as they earn it. The PTO can be accumulated over years and there is no requirement to use it or lose it if not used by a certain date. The Company maintains a system to track such time and, as such, recognizes a liability for earned, but unused PTO at the end of the year. The accrual for PTO at December 31, 2016 and 2015 was $157,641 and $148,844, respectively.

Advertising Costs

Advertising costs are expensed as incurred.

Income Taxes

Effective January 1, 2005, the Company, with the consent of its stockholders, elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of Federal and state corporate income taxes, the stockholder of an S corporation is taxed on his proportionate share of the Company's taxable income. Therefore, no provision for Federal or state income taxes has been included in these financial statements.

pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 2    Summary of Significant Accounting Policies (Cont.)

Income Taxes (Cont.)

The Company is required to file and does file an S Corporation tax return with the Internal Revenue Service and state taxing authorities. The income tax returns of the S Corporation are subject to examination by income tax authorities generally for three years after the due date of the tax return. Accordingly, the tax returns for the year ended December 31, 2013 through the present are still subject to examination.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Fair Value of Financial Instruments

The carrying amount of financial instruments, include cash, receivables, short term investments, accounts payable, accrued liabilities and lines of credit approximated fair value due to the short maturity of these instruments. The carrying amount of long term debt approximates fair value because the interest rates offered to the Company for debt with similar terms and maturities approximate current market interest.

Variable Interest Entities

Generally accepted accounting principles (GAAP) in the United States normally requires consolidation of variable interest entities (VIE) in the financial statement of their primary beneficiary when the reporting entity has controlling financial interest in the VIE.

A subsequent amendment to GAAP permitted a private company, under certain circumstances, to elect to forego consolidation of a VIE that acts as a lessor of property to the reporting entity and provides for alternative disclosure.

As explained in Note 13, it was determined that a planned lessor entity (SkiPunk, LLC) was a VIE entity to the Company. The Company believes it qualifies for the alternative disclosure in connection with this arrangement and, as such, has elected not to consolidate the VIE's income, expenses, assets or liabilities in these financial statements. Rather it has provided for the alternative disclosure set forth in the note referred to above.

pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 2    Summary of Significant Accounting Policies (Cont.)

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 605), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods & services. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition methods. Early adoption is not permitted. The updated standard will be effective for annual reporting beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topics 842), which dramatically changes the manner in which financial statements present, among other things, operating leases by lessees. Under this recently issued ASU, companies must reflect operating lease obligations on their balance sheets. Income statement treatment of operating leases is similar to the current rules which require straight line reporting of the lease expenses. For private companies, the new rules on lease reporting is effective for fiscal years beginning after December 15, 2019 and interim periods beginning the following year. Early adoption is permitted. The Company is currently evaluating the effects, if any, the adoption of this guidance will have on its consolidated financial statements.

Note 3 Prior-period Adjustment for Change in Accounting for Sale of Domain Name Registrations

Prior to 2015, the Company would recognize as earned in the year sold, the fees paid by customers for domain name registrations and expense the fees charged by the registry for the domain at the time of the sale. The registrations provide exclusive use of a domain name for a specific contract period, usually one to ten years.

This procedure was utilized because a contract arrangement existed, the product (the domain name) had been delivered and the non-refundable fees were paid by the customer at the time of the sale. The service obligations during the contract period were deemed not to be of a nature significant enough to require deferral of both the revenue and the cost and the subsequent ratable recognition of each over the term of the contract period.

Based on a review of industry practices employed by companies that sell domain registrations, it was determined that the industry had adopted an accounting procedure whereby the revenue from the sale of domains and the related cost of registry fees for those domains were deferred at the time of the sale and amortized ratably to income pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 3    Prior-period Adjustment for Change in Accounting for Sale of Domain Name Registrations (Cont.)

and expense over the contract period. The industry has apparently concluded that the service obligation over the term of the domain registration period is significant enough to require the deferral method of accounting.

Accordingly, effective beginning on January 1, 2015, the Company has adopted the industry accepted method of accounting for the sale of domain name registrations as more fully described in Note 2 to these financial statements.

The cumulative effect of the change on retained earnings as of the beginning of 2015 is as follows:

Retained earnings as of December 31, 2014 as previously reported	$16,666,086

Cumulative effect through December 31, 2014 of the accounting change	(895,531)

Restated retained earnings as of December 31, 2014 and as of the beginning of 2015	$15,770,555

The effect of the change on the 2016 and 2015 consolidated statements of income by using the deferral method of accounting for sales and costs of domains in contrast to the immediate recognition of the sale and expense of domains at the time of the sale is as follows:

	2016	2015
Sales, Net - increase (decrease)	$106,532	$30,255
Operating Expenses — Cost of
Domains Sold — increase (decrease)	$63,926	$1,836
Net Income — increase (decrease)	$42,606	$28,419

The effect of the change on the consolidated balance sheets as of December 31, 2016 and 2015 was to increase Total Assets by $1,258,881 and $1,322,807, respectively, consisting of the current and long-term portions of the Prepaid Domain Name Registry Fees as set forth on the balance sheets and to increase Total Liabilities by $2,083,387 and $2,189,919, respectively, consisting of the current and long-term portions of deferred revenue related to domains as set forth in Note 6 to the consolidated financial statements.

pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 4    Property and Equipment,

Net Property and equipment consisted of:

	2016	2015
Computer/Telecommunication
Equipment	$6,604,163	$7,018,655
Software	5,196	5,116
Furniture and Fixtures	672,975	672,975
Equipment-Capital Lease	332,324	332,324
Leasehold Improvement	2,618,350	2,618,350
Property and Equipment, at Cost	10,233,008	10,647,420
Less: Accumulated Depreciation	(6,951,427)	(6,756,955)
Property and Equipment, net	$3,281,581	$3,890,465

Depreciation expense for the years 2016 and 2015 were $903,615 and $1,296,218, respectively.

Note 5    Loan to Stockholder

The Company periodically advances funds to the sole stockholder under terms of a demand note. There is no fixed repayment schedule. Interest is computed annually using the blended Applicable Federal Rate for demand loans. In 2016 and 2015 the blended rates were .73% and .45%, respectively. Interest imputed at these rates amounted to $100,652 and $64,087 in 2016 and 2015, respectively. The imputed interest was added to the loan balance.

Note 6    Deferred Revenue

Deferred Revenue consisted of the following:

	December 31,
	2016	2015
Current:
Hosting	$2,094,760	$2,302,211
Domains	1,012,701	1,027,586
	3,107,461	3,329,797
Noncurrent:
Hosting	225,057	200,961
Domains	1,070,686	1,162,333
	$1,295,743	$1,363,294

pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 7 Notes Payable

The Company borrowed $1,500,000 in October 2013 from a bank. The loan was to be repaid in 60 monthly installments of $25,000 plus interest beginning November 16, 2013. Interest was determined at a variable rate equal to 2.5 percentage points above the Daily LIBOR Rate.

The Company borrowed $300,000 in February 2015 from a bank to be repaid in 36 equal monthly installments of $8,802 commencing in March 2015. The monthly installment amount includes interest at an annual rate of 3.542%.

The Company financed in February 2016 the purchase of equipment costing $81,691 through the equipment financing affiliate of the bank involved with the two aforementioned loans. Terms of the financing arrangement involved repayment of the loan with 36 monthly payments of $2,391 beginning March 2016. The monthly installment amount includes interest at an annual rate of 3.430%.

The balances outstanding on the above bank loans can be summarized as follows:

	2016	2015
Bank Loan- $1,500,000	$550,000	$850,000
Bank Loan- $300,000	120,329	219,752
Equipment Financing Loan	59.936	-
	730,265	1,069,752
Less: Current Portion	(430,087)	(399,423)
	$300,178	$670,329

Aggregate principal payments due on the notes payable as of December 31 ,2016 during the following years are:

2017	$430,087
2018	295,309
2019	4,869
$730,265

All of the Company's current and future assets served as security for these loans. The sole stockholder of the Company served as the guarantor for the loans.

The above borrowings required that the Company maintain certain financial covenants including minimum tangible net worth and a debt service coverage ratio. These covenant levels were not met in either 2015 or 2016. However, as indicated in Note 15, these loans were paid off with the subsequent new financing in February 2017. The lender never made an attempt to enforce any remedies for the covenant violations as provided for under the terms of the loans.

pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 8    Capital Lease

In February 2015, the Company entered into a capital lease to obtain battery equipment used in connection with its back-up generator system. The cost of the equipment (including sales tax) amounted to $332,324. The lease required 60 monthly payment of $6,261, with partial monthly payments in the first and last months of the lease term and a $1 buy out at the end of the term. The interest was imputed at an annual rate of 5.276%.

The balance outstanding on the above capital lease can be summarized as follows:

	December 31,
	2016	2015
Capital Lease-Battery Equipment	$208,752	$271,075
Less: Current Portion	(65,691)	(62,323)
	$143,061	$208,752

Scheduled future minimum lease payments during the following years are:

2017	$75,132
2018	75,132
2019	75,132
2010	835
226,231
Less: Imputed interest	$(17,479)
$208,752

Note 9 Bank Loan Joint Borrowing

In connection with the purchase of land in Colorado (See Note 13) by SkiPunk, LLC (SkiPunk), the Company and SkiPunk, individually and collectively, entered into a bank loan agreement and borrowed $1,000,000 to help finance the purchase of the land by SkiPunk.

Since the $1,000,0000 was used to purchase the land, which is solely in the name of SkiPunk, the bank loan was not reflected in the financial statements of pair Networks. Inc.

Under the terms of the SkiPunk loan, interest only payments were due monthly through the maturity date. The loan carried a variable interest rate. Such rate was the greater of the prime rate or the daily LIBOR rate plus 1%. Funding of the monthly interest payments was provided for by the Company as advances to SkiPunk.

In February 2015, this loan was paid off when the land was sold. See Note 13 for additional information.

pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 10 Facility Lease

The Company leases its office and data center space under a rental agreement currently requiring base monthly lease payments of $34,400 during the period October 1, 2015 through September 30, 2021. Prior to the current lease term, the monthly payments were $32,922. In addition, the Company annually pays an assessment for increases in its share of real estate taxes and operating expenses since a base year, which is calendar year 2001 for real estate taxes and calendar year 2000 for operating expenses.

For 2016 and 2015, the billings for the real estate tax increase amounted to $19,522 and $20,672, respectively. The billings for increased operating expenses amounted to $47,757 and $46,839, respectively. These amounts were accrued for and included as Facility Rent expense in the years to which they related.

The Company has an option to extend the lease for additional six-year term at a base rental rate equal to 95% of the fair market rental rate then in effect for similar space in the surrounding area.

Annual fixed non-cancelable future minimum rental payments under the terms of the facility lease described above are as follows:

Year Ending December 31,
2017	$412,802
2018	412,802
2019	412,802
2020	412,802
2021	309,601
Total	$1,960,809

Note 11 Service Agreement Commitments

The Company has a service agreement with a supplier to provide it with internet access services and remote back-up site location services. Internet access is, in turn,

provided through connections with three separate internet service providers.

The current commitment is for a period of 36 months ending on October 31, 2017. Payments under this service agreement are currently $78,723 a month and have been at that level since the end of 2015. That monthly payment is expected to continue through the service contract expiration in October 2017. Prior to that, the monthly payment commitment was originally $84,481 and was reduced periodically as certain services were either discontinued or amended. At the end of the service term in October 2017, the Company has made arrangements and contracted with two other pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 11 Service Agreement Commitments (Cont.)

service providers to replace the existing provider. Significant savings of in excess of $50,000 a month are expected under the new arrangements.

Effective in February 2014, the Company entered into an agreement with a data center supplier to provide internet access services and colocation space for the Company's servers in Colorado. The term of the original commitment was for 39 months. Monthly fees for the colocation and internet services ranged from $6,081 to $7,659.

In December 2016, the internet service with this supplier was replaced with a new, less expensive provider. Currently, the monthly colocation fee amounts to $6,235 under a contract in effect through May 3, 2020.

Note 12 Retirement Plan

The Company maintains a 401k plan for the benefit of its employees. The Company's contribution consisted of a 50% match of employee contributions up to 6% of an employee's pay. However, effective June 30, 2016 the company discontinued the matching contribution. Employees become eligible to participate in the plan after they have completed one year of service. The Company's matching contributions for 2016 and 2015 amounted to $40,613 and $94,600, respectively.

Note 13 Related Parties

SkiPunk, LLC is a single member LLC with its sole member also being the sole stockholder of the Company.

This LLC purchased land in 2013 for $2,022,908 in Boulder, Colorado. The plan was to build a data center on the land. That data center would then have been leased to the Company and used to service customers who were closer to the western part of the United States. The plan to build the data center was later abandoned.

In February 2015, SkiPunk sold the land for $700,000. The sale resulted in a loss of $1,370,452, which was recognized by SkiPunk. No loss was recognized by the Company. Since the sales proceeds were insufficient to pay off the bank loan (See Note 9), the Company had to advance to the LLC $359,009 to cover the shortfall.

Upon the subsequent liquidation of SkiPunk in 2015, this advance, as well as all other monies owed to the Company ($1,096,961) by SkiPunk were recharacterized and recorded as a Stockholder Distribution.

Replay Foundation is a 501(c)(3) private operating foundation. The Company's sole shareholder is on the Board of the Foundation. In both 2015 and 2016, the Company paid $100,000 to the Foundation for exclusive promotional rights at a multiple-day festival held annually by the Foundation.

pair Networks, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Note 14 Contingency

The Company is currently evaluating whether it may be subject to a franchise tax liability in certain states where sufficient nexus could possibly exist to cause a liability, despite having no physical presence in those states.

No final determination has yet been made. However, if it is concluded that sufficient nexus exists within the states in question, the range of the potential liability at December 31, 2016 is estimated to be between $50,000 and $90,000.

Note 15 Subsequent Events

In February 2017, the Company entered into a loan agreement with another bank for $3,800,000. Of those proceeds, $668,256 were used to pay off the three existing bank loans described in Note 5. Also, $2,706,635 was used to pay off personal debt of the Shareholder and was treated as an additional advance under the current Shareholder note receivable. Finally, $394,179 of the proceeds were deposited into a Company bank account for general business purposes. The remainder of the proceeds were used to pay for bank and legal fees in connection with this financing.

Management has evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through October 31, 2017, the day the financial statements were approved and authorized for issue.

SUPPLEMENTARY INFORMATION

pair Networks, Inc. and Subsidiary
Consolidated Summaries of Operating Expenses
For the Years Ended December 31, 2016 and 2015

	2016	2015
Operating Expenses
Advertising	$224,737	$502,380
Cost of Domains Sold	729,200	870,636
Cost of Secure Licenses Sold	48,579	63,244
Cost of Shopping Carts Sold	58,412	57,975
Cost of Domains Purchased (Internal Use)	54,253	10,069
Credit Card Fees	288,770	288,471
Depreciation Expense	903,615	1,296,218
Dues and Subscriptions	20,806	21,556
Employee Insurance and Other Benefits	556,668	569,268
Equipment Costing Less than $500	46,729	14,148
Facility Rentals	550,573	549,603
Insurance	57,168	56,046
Internet Service Fees	993,583	948,255
Legal and Other Professional Fees	208,755	333,878
Repairs and Maintenance	56,879	76,345
Taxes, Including Payroll Taxes	417,035	378,609
Telecommunication Fees	36,040	46,863
Travel & Entertainment	55,621	33,568
Wages - Shareholder	530,769	605,193
Wages - Other	4,537,096	4,362,808
Utilities	339,636	343,682
Other Operating Expenses	84,458	97,668
Total Operating Expenses	$10,799,382	$11,526,483

The accompanying notes are an integral part of the consolidated financial statements.